UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report

(Date of earliest event reported): October 10, 2012

HOME LOAN SERVICING SOLUTIONS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

87 Mary Street

George Town, Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive office)

Registrant’s telephone number, including area code: (345) 943-3100

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 10, 2010, the Company priced $700 million of notes to be issued by HLSS Servicer Advance Receivables Trust. The issuance and sale of the notes is subject to customary closing conditions and is expected to close on October 17, 2012. These notes are secured by servicing advance receivables and are being issued under the second amended and restated base indenture entered into on September 13, 2012 and a new indenture supplement applicable to these notes only.

Below is a brief description of the outstanding principal amount, interest rate, term, and rating of the notes:

S&P Rating	Amount ($millions)	Interest Rate (Fixed)	Spread Over Libor
One Year Term Notes -
AAA	$215.1	1.35%	1.01%
AA	17.8	1.75%	1.41%
A	8.9	3.25%	2.91%
BBB	8.2	4.00%	3.66%

Three Year Term Notes -
AAA	$387.1	2.00%	1.54%
AA	32.1	2.50%	2.04%
A	16.0	4.00%	3.54%
BBB	14.8	5.00%	4.54%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

By:	/s/ James E. Lauter
James E. Lauter
Senior Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)

Date: October 10, 2012

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